EXHIBIT 99.1

Chemung Financial Corporation Announces Quarterly Dividend

ELMIRA, N.Y., Feb. 22, 2019 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (Nasdaq: CHMG) announced today that its Board of Directors has approved a quarterly cash dividend of $0.26 per share, payable on April 1, 2019 to common stock shareholders of record as of the close of business on March 18, 2019.

Chemung Financial Corporation is a $1.8 billion financial services holding company headquartered in Elmira, New York and operates 34 retail offices through its principal subsidiary, Chemung Canal Trust Company, a full-service community bank with full trust powers.  Established in 1833, Chemung Canal Trust Company is the oldest locally-owned and managed community bank in New York State.  Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance, and Chemung Risk Management, Inc., a captive insurance company based in the State of Nevada.

This press release may be found at www.chemungcanal.com

Contact:
Michael J. Wayne
Senior Vice President
(607) 737-3762
Mwayne@chemungcanal.com